NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2026 RESULTS
Expedited Freight Segment’s Results Improve Year Over Year and Sequentially

Liquidity Remains Strong Increasing to Over $400 Million

Provides Update on Customer and Strategic Alternatives Review

DALLAS – (BUSINESS WIRE) – May 7, 2026 – Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “Forward”, “we”, “our”, or “us”) today reported financial results for the three months ended March 31, 2026, as presented in the tables below.

“During the first quarter, we stayed focused on the customer and providing award-winning service,” said Shawn Stewart, President & Chief Executive Officer. “And as a result, operating income improved to $20 million compared to $5 million in the first quarter a year ago.

“On a segment basis, the Expedited Freight’s first quarter Reported EBITDA results improved to $28 million compared to $26 million a year ago and sequentially when compared to the $25 million in the fourth quarter 2025. The 10.4 percent margin is consistent with a year ago and an improvement compared to the 10.1 percent in the fourth quarter 2025.

“At the Omni Logistics segment, Reported EBITDA in the first quarter was $25 million and consistent with the $26 million in the first quarter 2025. The margin improved to 8.3 percent compared to 7.9 percent due to an increase in contract logistics volume with a more favorable margin.

“Reduction in port activity and softness with key customers continued to negatively impact the Intermodal segment. In the first quarter Reported EBITDA was $5 million and the margin was 10.1 percent respectively, compared to $10 million and 16.4 percent a year ago.”

Jamie Pierson, Chief Financial Officer, added, “We reported consolidated revenue of $582 million in the first quarter compared to $613 million a year ago. Consolidated EBITDA, a non-GAAP measure calculated pursuant to our Term Loan Credit Agreement, was $70 million, and on a last twelve months basis was $304 million.

“Liquidity improved to $402 million at the end of the first quarter comprised of $141 million in cash and $261 million of availability under our credit facility, which is the highest ending cash balance Forward Air has achieved in the past two years. This compares to $367 million in total liquidity at the end of 2025.

“As a result of tight control on costs and reduction in advisors and consultants compared to a year ago, cash provided by operating activities improved to $46 million in the first quarter compared to $28 million the same time last year, reflecting a year over year improvement of $18 million,” concluded Pierson.

Customer Update

While no formal notices of termination have been delivered, the Company is currently in active discussions with one of its largest customers (the “Customer”) regarding the transition of a significant portion of their business with the Company to other providers for reasons believed to be related to the Customer’s operations and supplier diversification initiatives. Forward Air has provided the highest level of service excellence and exceeded most if not all of its KPIs on a regular basis throughout the duration of its long-term partnership.

The parties continue to discuss the scope of the business that will be transitioned and the timing thereof, and Forward Air is exploring all options to retain as much of this business as possible. The Company is currently anticipating that the majority of the business that will ultimately be transitioned will start in early 2027 and take place throughout the balance of the year.

The Customer represented approximately $250 million of the Company’s revenue for the fiscal year ended December 31, 2025 and is not a customer of Forward Air’s Less Than Truckload or Intermodal businesses.

The Company remains focused on delivering industry leading solutions and service to all of its global customer base and believes that continued execution of its strategy will allow it to build its market share over time.

Strategic Alternatives Update

In January 2025, the Forward Air Board of Directors initiated a comprehensive review of strategic alternatives to maximize shareholder value, exploring a range of options relative to the long-term value potential of the Company on a standalone basis. This process included extensive negotiations and discussions with multiple parties; however, due to a variety of factors, including the developments in Forward Air’s relationship with the Customer, no actionable proposals for a sale of the Company were ultimately received. However, the Board continues to be open to, and intends to consider, all opportunities to enhance shareholder value, and has determined to pursue a sale of non-core assets, including our Intermodal segment and two of our smaller legacy Omni businesses. These targeted sales are expected to advance the Company’s efforts to delever the balance sheet and further focus its services around continuing to provide service-sensitive logistics to its customers around the world in the air, ocean, ground and contract logistics.

Stewart concluded, “Despite a prolonged, multi-year freight recession, our team has made extensive progress executing our transformation plan, overhauling operations and improving the quality of our earnings results including today with the release of our first quarter 2026 results.”

	Three Months Ended
(in thousands, except per share data)	March 31, 2026	March 31, 2025	Change	Percent Change
Operating revenues	$582,046	$613,281	$(31,235)	(5.1)%
Income from operations	$20,441	$4,763	$15,678	329.2%
Operating margin	3.5%	0.8%	270 bps
Net loss	$(40,198)	$(61,191)	$20,993	34.3%
Net loss per diluted share	$(1.09)	$(1.68)	$0.59	35.1%
Cash provided by operating activities	$45,738	$27,615	$18,123	65.6%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$70,378	$73,311	$(2,933)	(4.0)%
Free cash flow	$40,220	$16,400	$23,820	145.2%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2026 results on Thursday, May 7 at 4:30 p.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, or by dialing (800) 579-2543, Access Code: FWRDQ126.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward is a leading asset-light provider of transportation services across the United States, Canada and Latin America. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardair.com.

Forward Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating revenues:
Expedited Freight	$272,707	$249,381
Omni Logistics	302,418	323,470
Intermodal	53,092	62,492
Corporate	—	142
Eliminations	(46,171)	(22,204)
Operating revenues	582,046	613,281
Operating expenses:
Purchased transportation	283,777	304,262
Salaries, wages and employee benefits	115,576	141,915
Operating leases	49,713	48,792
Depreciation and amortization	38,521	37,360
Insurance and claims	13,498	15,007
Fuel expense	4,927	5,649
Other operating expenses	55,593	55,533
Total operating expenses	561,605	608,518
Income from operations:
Expedited Freight	20,046	15,634
Omni Logistics	730	3,375
Intermodal	1,224	5,542
Other Operations	(1,559)	(19,788)
Income from operations	20,441	4,763
Other expense:
Interest expense, net	(43,587)	(45,547)
Foreign exchange gain (loss)	1,698	(922)
Other (expense) income, net	(16,957)	104
Total other expense	(58,846)	(46,365)
Loss from operations before income taxes	(38,405)	(41,602)
Income tax expense	1,793	19,589
Net loss	(40,198)	(61,191)
Net loss attributable to noncontrolling interest	(5,879)	(10,554)
Net loss attributable to Forward Air	$(34,319)	$(50,637)

Basic and diluted net loss per share attributable to Forward Air	$(1.09)	$(1.68)

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	Percent of Revenue	March 31, 2025	Percent of Revenue	Change	Percent Change
Operating revenues:
Network[1]	$188,177	69.0%	$190,162	76.3%	$(1,985)	(1.0)%
Truckload	62,544	22.9	39,255	15.7	23,289	59.3
Other	21,986	8.1	19,964	8.0	2,022	10.1
Total operating revenues	272,707	100.0	249,381	100.0	23,326	9.4

Operating expenses:
Purchased transportation	141,683	52.0	120,680	48.4	21,003	17.4
Salaries, wages and employee benefits	55,650	20.4	52,577	21.1	3,073	5.8
Operating leases	15,528	5.7	15,433	6.2	95	0.6
Depreciation and amortization	8,312	3.0	10,379	4.2	(2,067)	(19.9)
Insurance and claims	10,160	3.7	10,308	4.1	(148)	(1.4)
Fuel expense	2,053	0.8	2,471	1.0	(418)	(16.9)
Other operating expenses	19,275	7.4	21,899	8.7	(2,624)	(12.0)
Total operating expenses	252,661	92.6	233,747	93.7	18,914	8.1
Income from operations	$20,046	7.4%	$15,634	6.3%	$4,412	28.2%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	March 31, 2026	March 31, 2025	Percent Change
Business days	63	63	—%

Tonnage[1,2]
Total pounds	598,454	610,635	(2.0)
Pounds per day	9,499	9,693	(2.0)

Shipments[1,2]
Total shipments	690	727	(5.1)
Shipments per day	11.0	11.5	(4.3)

Weight per shipment	867	840	3.2

Revenue per hundredweight[3]	$31.45	$31.19	0.8
Revenue per hundredweight, ex fuel[3]	$24.50	$24.76	(1.1)

Revenue per shipment[3]	$272.57	$262.04	4.0
Revenue per shipment, ex fuel[3]	$212.37	$208.03	2.1

1 In thousands
[2] Excludes accessorial and Truckload products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	Percent of Revenue	March 31, 2025	Percent of Revenue	Change	Percent Change
Operating Revenues:
Ground	$135,987	45.0%	$172,094	53.2%	$(36,107)	(21.0)%
Contract Logistics	104,166	34.4	80,128	24.8	24,038	30.0
Air and Ocean	62,265	20.6	71,248	22.0	(8,983)	(12.6)
Total operating revenues	302,418	100.0	323,470	100.0	(21,052)	(6.5)

Operating expenses:
Purchased transportation	168,923	55.9	185,734	57.4	(16,811)	(9.1)
Salaries, wages and employee benefits	53,396	17.7	56,783	17.6	(3,387)	(6.0)
Operating leases	27,702	9.2	27,090	8.4	612	2.3
Depreciation and amortization	24,491	8.1	22,230	6.9	2,261	10.2
Insurance and claims	468	0.2	2,615	0.8	(2,147)	(82.1)
Fuel expense	504	0.2	1,017	0.3	(513)	(50.4)
Other operating expenses	26,204	8.7	24,626	7.6	1,578	6.4
Total operating expenses	301,688	99.8	320,095	99.0	(18,407)	(5.8)
Income from operations	$730	0.2%	$3,375	1.0%	$(2,645)	(78.4)%

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	Percent of Revenue	March 31, 2025	Percent of Revenue	Change	Percent Change
Operating revenues	$53,092	100.0%	$62,492	100.0%	$(9,400)	(15.0)%

Operating expenses:
Purchased transportation	19,342	36.4	20,176	32.3	(834)	(4.1)
Salaries, wages and employee benefits	13,663	25.7	15,931	25.5	(2,268)	(14.2)
Operating leases	5,781	10.9	5,778	9.2	3	0.1
Depreciation and amortization	4,153	7.8	4,720	7.6	(567)	(12.0)
Insurance and claims	2,771	5.2	2,791	4.5	(20)	(0.7)
Fuel expense	2,370	4.5	2,155	3.4	215	10.0
Other operating expenses	3,788	7.2	5,399	8.6	(1,611)	(29.8)
Total operating expenses	51,868	97.7	56,950	91.1	(5,082)	(8.9)
Income from operations	$1,224	2.3%	$5,542	8.9%	$(4,318)	(77.9)%

Intermodal Operating Statistics

	Three Months Ended
	March 31, 2026	March 31, 2025	Percent Change
Drayage shipments	51,476	64,449	(20.1)%
Drayage revenue per shipment	$876	$883	(0.8)%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$141,022	$105,996
Accounts receivable, net	330,699	343,559
Other receivables	3,077	6,147
Prepaid expenses	29,453	28,045
Other current assets	38,105	37,254
Total current assets	542,356	521,001

Property and equipment, net of accumulated depreciation and amortization of $348,946 in 2026 and $340,021 in 2025	286,652	297,882
Operating lease right-of-use assets	402,712	412,535
Goodwill	522,712	522,712
Other acquired intangibles, net of accumulated amortization of $324,223 in 2026 and $301,453 in 2025	884,021	906,791
Other long-term assets	57,426	58,023
Total assets	$2,695,879	$2,718,944

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$103,693	$121,752
Accrued expenses	133,142	114,422
Other current liabilities	76,937	69,130
Current portion of finance lease obligations	15,317	15,995
Current portion of operating lease liabilities	112,808	107,026
Total current liabilities	441,897	428,325

Finance lease obligations, less current portion	18,851	22,387
Long-term debt	1,690,253	1,687,248
Liabilities under tax receivable agreement	28,255	11,548
Operating lease liabilities, less current portion	313,153	327,011
Other long-term liabilities	56,221	53,540
Deferred income taxes	24,973	27,221

Shareholders' equity:
Preferred stock	—	—
Common stock	316	313
Additional paid-in capital	564,626	559,551
Accumulated deficit	(482,911)	(447,100)
Accumulated other comprehensive (loss) income	(1,030)	580
Total Forward Air shareholders' equity	81,001	113,344
Noncontrolling interest	41,275	48,320
Total shareholders' equity	122,276	161,664
Total liabilities and shareholders' equity	$2,695,879	$2,718,944

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31, 2026	March 31, 2025
Operating activities:
Net loss	$(40,198)	$(61,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,521	37,360
Share-based compensation expense	3,541	2,958
Provision for revenue adjustments	731	647
Deferred income tax benefit	(2,170)	(2,792)
Other	3,870	3,799
Changes in operating assets and liabilities:
Accounts receivable	11,863	(21,145)
Other receivables	2,052	(434)
Other current and noncurrent assets	(3,097)	767
Accounts payable and accrued expenses	30,625	67,646
Net cash provided by operating activities	45,738	27,615

Investing activities:
Proceeds from sale of property and equipment	1,428	691
Purchases of property and equipment	(6,946)	(11,906)
Other	—	(24)
Net cash used in investing activities	(5,518)	(11,239)

Financing activities:
Repayments of finance lease obligations	(4,225)	(4,431)
Proceeds from credit facility	—	25,000
Payments on credit facility	—	(25,000)
Payment of minimum tax withholdings on share-based awards and other	(685)	(894)
Net cash used in financing activities	(4,910)	(5,325)
Effect of exchange rate changes on cash	(284)	357
Net increase in cash and cash equivalents	35,026	11,408
Cash and cash equivalents at beginning of period	105,996	105,266
Cash and cash equivalents at end of period	$141,022	$116,674

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended March 31, 2026 and 2025, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization for each segment (“Reported EBITDA”), Consolidated EBITDA and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that Reported EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

The following is a reconciliation of net income to Consolidated EBITDA for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss	$(40,198)	$(61,191)
Interest expense	43,587	45,547
Income tax expense	1,793	19,589
Depreciation and amortization	38,521	37,360
Reported EBITDA	43,703	41,305
Transaction and integration costs	2,814	13,926
Severance costs	540	1,574
Change in TRA Liability	16,707	—
Optimization project costs	—	1,031
Proforma savings	—	4,352
Other	6,614	11,123
Consolidated EBITDA	$70,378	$73,311

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended
	March 31, 2026	March 31, 2025
Net cash provided by operating activities	$45,738	$27,615
Proceeds from sale of property and equipment	1,428	691
Purchases of property and equipment	(6,946)	(11,906)
Free cash flow	$40,220	$16,400

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to management’s expectations regarding: the Company’s strategic plans, including the potential sale of non-core assets; the Company’s ability to execute on strategy, maintain operational discipline and adapt to changing market conditions; the Company’s Expedited Freight, Omni Logistics and Intermodal segments; the Company’s future financial performance, including deleveraging and strengthening its balance sheet; geopolitical tensions in the Middle East; ongoing tariff uncertainty and evolving foreign trade policy; port activity; the freight demand environment; and the Company’s plans for growth.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as tariffs, recessions, inflation, higher interest rates and downturns in customer business cycles, the outcome of our review of strategic alternatives, our ability to execute on a strategic sale of non-core assets, our ability to achieve ongoing strategic, financial and other benefits as we continue to transform our business after the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk of customer loss, the risk of management and employee loss, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws, and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on any forward-looking statement, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.
Contact:

Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Hannah Weeg
HWeeg@forwardair.com